Exhibit 99.(18)

Calculation of Filing Fee Tables

Form N-14

(Form Type)

Tortoise Energy Infrastructure Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.001 Par Value Per Share	Other	7,234,637.79	(1)	$46.50	(2)	$336,410,657.36	$147.60 Per Million Dollars	$51,504.47
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A		N/A		N/A
Total Offering Amounts								$336,410,657.36		$51,504.47
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$51,504.47

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Net asset value per common share on October 17, 2024.